Exhibit 99.1

Press release

Stockholm, October 13, 2015

SCA to acquire Wausau Paper Corp., a North American Away-from-Home Tissue company, for USD 513 million in cash

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Complementary offerings to provide customers with expanded range of professional hygiene products and services

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Businesses will benefit from combined innovation, sales, and logistics capabilities

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Enhances SCA’s Away-from-Home premium tissue portfolio, extends North American footprint and production capacity

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Deal expected to generate annual synergies of approximately USD 40 million

Stockholm, Sweden and Mosinee, Wisconsin October 13, 2015--SCA (NASDAQ OMX Stockholm: SCA), a leading global hygiene and forest products company, and Wausau Paper Corp. (“Wausau Paper”) (NYSE: WPP), a North American Away-from-Home tissue company, announced today that SCA will acquire Wausau Paper for USD 10.25 per share or total consideration of USD 513 million (approximately SEK 4.2 billion) in cash. The boards of directors of both companies have unanimously approved a definitive merger agreement. The merger consideration represents a premium of 40.6% to Wausau Paper’s closing price on October 12, 2015 and a premium of 11.2% to the Wausau Paper 52 week volume weighted average price. SCA has funding available.

Wausau Paper is one of the largest Away-from-Home tissue companies in North America. With approximately 900 employees, the company manufactures and markets Away-from-Home towel and tissue products along with soap and dispensing systems through its Artisan™, DublNature®, DublSoft® and EcoSoft® brands. Wausau Paper’s advanced tissue technology with manufacturing flexibility enables it to produce its towels and tissue entirely from recycled paper, which will further contribute to SCA’s efforts to create environmentally-friendly products and extend its sustainability commitment. The combined operations will provide customers with access to a comprehensive portfolio of food service offerings and premium tissue and washroom products. Following completion of the acquisition, SCA will continue to honor Wausau Paper’s existing customer contracts and programs.

“SCA is the world leading supplier of Away-from-Home tissue with the global brand Tork®. The acquisition of Wausau Paper is an excellent strategic fit and strengthens our presence in North America. The Wausau Paper product portfolio complements SCA’s offerings in North America and gives us access to premium tissue in that region. We expect the acquisition to generate benefits for SCA and our customers,” says Magnus Groth, President and CEO, SCA.

“Our Board has undertaken a thorough process to explore all of Wausau Paper’s options and has determined SCA’s offer creates substantial value and is in the best interests of the company and its shareholders. This transaction is a testament to our talented team of employees and the strong, focused company that they have worked to create. Our customers will benefit from expanded products and services from a company that shares similar values around customer service and sustainability,” says Michael C. Burandt, Chairman and CEO of Wausau Paper.

Wausau Paper’s reported sales for the first half year 2015 amounted to USD 175 million (SEK 1.5 billion), EBITDA of USD 32 million (SEK 268 million) and operating profit of USD 11 million (SEK 94 million). Wausau Paper’s reported sales in 2014 amounted to USD 352 million (SEK 2.4 billion), EBITDA of USD 38 million (SEK 263 million) and operating profit of USD -3 million (SEK -19 million). On a pro forma basis, giving effect to the acquisition, SCA’s sales for the full year 2014 would have increased from SEK 104.1 billion to SEK 106.5 billion. Pro forma operating profit for the full year 2014, excluding items affecting comparability, would have been on a similar level and amounted to approximately SEK 11.8 billion.

“This acquisition will benefit customers by providing access to the superior sales, service, innovation and logistics that the combined business can provide. It will expand SCA’s premium tissue and washroom assortment and give Wausau Paper customers the ability to purchase products from SCA’s industry-leading food service offerings - in essence offering customers a ‘one-stop shop’ for all professional hygiene needs. Furthermore, we look forward to welcoming Wausau Paper’s employees to the SCA family,” says Don Lewis, President, SCA Americas.

The acquisition is expected to generate annual synergies amounting to approximately USD 40 million with full effect three years after closing. Synergies are expected in sourcing, production, logistics, reduced imports, increased volumes of premium products and reduced SG&A costs. The restructuring costs are expected to amount to approximately USD 50 million.

The completion of the transaction is subject to Wausau Paper shareholder and regulatory approvals. The Wausau Paper board will recommend that its shareholders vote in favor of the acquisition by SCA. Closing is expected to take place during Q1 2016.

BofA Merrill Lynch is serving as financial advisor to SCA and Morgan, Lewis & Bockius LLP is serving as SCA's legal advisor. Evercore Group LLC is serving as financial advisor to Wausau Paper and Shearman & Sterling LLP is serving as Wausau Paper’s legal advisor.

Caution Regarding Forward Looking Statements:

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the proposed acquisition and its anticipated benefits if consummated, are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Wausau Paper’s reports with the SEC, including Wausau Paper’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and the following:

Proposed Acquisition Risks and Uncertainties

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SCA’s business and the business of Wausau Paper may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

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Expected combination benefits from the proposed acquisition may not be fully-realized or realized within the expected time frame;

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Wausau Paper’s shareholders may not approve the acquisition;

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The regulatory approvals and any other required approvals in connection with the acquisition may not be obtained on the proposed terms or on the anticipated schedule;

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Revenues following the acquisition may be lower than expected; and

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Operating costs, customer loss and business disruption, including difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the acquisition.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information:

This communication may be deemed solicitation material in respect of the proposed acquisition of Wausau Paper by SCA. In connection with the proposed acquisition, Wausau Paper plans to file with the SEC and furnish to its shareholder a proxy statement and other relevant documents. Wausau Paper’s shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed acquisition or incorporated by reference in the proxy statement because they will contain important information about the proposed acquisition. Such proxy statement, when it becomes available, can be obtained for viewing, printing, and downloading from Wausau Paper’s website at www.wausaupaper.com. Other SEC filings containing information about each party to the proposed merger transaction can be obtained for viewing, printing, and downloading (without charge) at the SEC’s internet site (http://www.sec.gov). Wausau Paper will furnish to any of its shareholders (without charge) a copy of the proxy statement and the filings with the SEC that will be incorporated by reference therein, when the documents become available, upon written or oral request to the Secretary, Wausau Paper Corp., 100 Paper Place, Mosinee, WI 54455.

The directors and executive officers of each party may be deemed to be participants in the solicitation of proxies from Wausau Paper’s shareholders in respect of the proposed acquisition.  Information regarding the directors and executive officers of Wausau Paper is currently available in its proxy statement for its 2015 annual meeting of shareholders filed with the SEC by Wausau Paper on April 10, 2015. Information regarding the directors and executive officers of SCA is currently available on its website at www.sca.com/en/About_SCA/Corporate_Governance/. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials that will be filed by Wausau Paper with the SEC when they become available.

Any information concerning Wausau Paper contained in this document has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that the information contained in this document that has been taken from such documents is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information.

NB: This information is such that SCA must disclose in accordance with the Swedish Securities Markets Act or the Financial Instruments Trading Act. Submitted for publication on October 13, 2015, at 08:00 CET.

About SCA

SCA is a leading global hygiene and forest products company. The Group develops and produces sustainable personal care, tissue and forest products. Sales are conducted in about 100 countries under many strong brands, including the leading global brands TENA and Tork, and regional brands, such as Libero, Libresse, Lotus, Nosotras, Saba, Tempo and Vinda. As Europe’s largest private forest owner, SCA places considerable emphasis on sustainable forest management. The Group has about 44,000 employees. Sales in 2014 amounted to approximately SEK 104bn (EUR 11.4bn). SCA was founded in 1929, has its headquarters in Stockholm, Sweden, and is listed on NASDAQ OMX Stockholm. More information at www.sca.com.

About Wausau Paper

Wausau Paper produces a complete line of Away-from-Home towel and tissue products that are marketed along with soap and dispensing system products under a number of brands including Artisan, DublSoft, DublNature, EcoSoft, and related custom brands. Wausau Paper is listed on the NYSE under the symbol WPP. To learn more about Wausau Paper, visit wausaupaper.com.

Contact:

For SCA:

SCA Group Media Relations

Linda Nyberg, VP Media Relations

+46 8 788 51 58

SCA Media Relations North America

Liz Cohen,

+1-212-445-8044

Kelly Clausen,

+1-212-445-8368

SCA Investor Relations:

Johan Karlsson, VP Investor Relations

+46 8 788 51 30

For Wausau Paper:

Media:

Sard Verbinnen & Co.

Jim Barron

Meghan Gavigan

Brandon Messina

+1-212-687-8080

Wausau Paper Investor Relations:

Perry Grueber, Director Investor Relations

+1 715 692 2056